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Exhibit 99.3

        SILICON GRAPHICS, INC.
Offer to Exchange for All of Its Outstanding
5.25% Senior Convertible Notes Due 2004 (Cusip No. 827056AC6)
11.75% Senior Secured Notes Due 2009
6.50% Senior Secured Convertible Notes Due 2009

November 21, 2003

To Our Clients:

        Enclosed for your consideration is a prospectus dated November 21, 2003 (the "Prospectus") relating to the offer (the "Exchange Offer") of Silicon Graphics, Inc. (the "Company") to exchange $1,000 principal amount of its 11.75% Senior Secured Notes Due 2009 (the "New Secured Notes"), or $1,000 principal amount of its 6.50% Senior Convertible Notes Due 2009 (the "New Secured Convertible Notes") for each $1,000 principal amount of the Company's outstanding 5.25% Senior Convertible Notes Due 2004 (the "Old Notes").

        Old Notes may be tendered for New Secured Notes, for New Secured Convertible Notes or for any combination thereof. The Exchange Offer is subject to various conditions set forth in the Prospectus, including that at least 80% of the outstanding principal amount of Old Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL WAS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time on December 19, 2003, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Description of the Exchange Offer—Conditions to the Exchange Offer".

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

  4.
  The Exchange Offer expires at midnight, New York City time on December 19, 2003 unless extended by the Company.

        We also request that you confirm that we may make on your behalf the representations and undertakings contained in the Letter of Transmittal. Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (1) the holder agrees to all of the terms of the Exchange Offer, (2) the holder is the owner of the Old Notes tendered for exchange, (3) the holder has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered, (4) when the Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies and (5) the holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Old Notes held by you for my account as indicated below:

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$	of the 5.25% Senior Notes Due September 1, 2004

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐  To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any) in exchange for a like principal amount of the New Secured Notes:

$	of the 5.25% Senior Notes Due September 1, 2004

☐  To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any) in exchange for a like principal amount of the New Secured Convertible Notes:

$	of the 5.25% Senior Notes Due September 1, 2004

☐  NOT to TENDER any Old Notes held by you for the account of the undersigned.

Dated                        , 2003

SIGN HERE

Signature(s)
Please print name(s) here
Address(es)
Area Code and Telephone Number
Tax Identification or Social Security No(s).

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

ACKNOWLEDGEMENT OF SOLICITATION

Please designate in the box below any Soliciting Dealer who solicited your tender.

SOLICITED TENDERS

        As described in the Prospectus in the section captioned "The Exchange Offer—Terms of the Exchange Offer—Retail Solicitation Fee", a solicitation fee will be paid to a Soliciting Dealer (a "Soliciting Dealer Fee"), subject to certain conditions. A Soliciting Dealer Fee will be payable only in connection with tenders of Old Notes from beneficial owners who own no more than $250,000 principal amount of Old Notes.

        The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

Name of Firm:
(Please Print)
Name of Individual Broker or Financial Consultant:
Identification Number (if known):
Address:
(Including Zip Code)
Telephone Number (if known):

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  Exhibit 99.3